Exhibit 99.1

                Potlatch Reports Improved First Quarter Results

     SPOKANE, Wash.--(BUSINESS WIRE)--April 19, 2005--Potlatch Corporation (NYSE:PCH) today reported that improved operating results for its pulp-based businesses led to higher earnings from continuing operations for the first quarter of 2005 compared to the first quarter of 2004.
     The company reported earnings of $3.8 million, or $.13 per diluted common share, for the first quarter of 2005, compared to a loss from continuing operations of $6.3 million, or $.22 per diluted common share, for the first quarter of 2004. Including discontinued operations, the company reported net earnings of $21.8 million, or $.74 per diluted common share, for 2004's first quarter. Discontinued operations in 2004 consisted of three oriented strand board mills in Minnesota, which the company sold in September 2004. Net sales for the first quarter of 2005 were $336.2 million, compared to net sales from continuing operations of $316.5 million recorded in the first quarter of 2004.
     The Resource segment reported operating income of $10.7 million for the first quarter of 2005, compared to the $12.1 million earned in the first quarter of 2004. Income from land sales in Idaho was $1.7 million lower during the first quarter of 2005 compared to the first quarter of 2004 and was largely responsible for the unfavorable comparison.
     Operating income for the Wood Products segment totaled $8.8 million for the first quarter of 2005, compared to income of $11.7 million recorded in the first quarter of 2004. "Net sales for the segment grew slightly in the first quarter, compared to last year's first quarter, due in large part to higher selling prices for lumber products. However, those benefits were more than offset by higher log costs," said L. Pendleton Siegel, Potlatch chairman and chief executive officer. "Homebuilding activity continues to be strong despite a climate of slowly rising interest rates. Although housing starts may not reach the record levels of the past two years, 2005 should be a good year for the housing industry."
     For the first quarter of 2005, the Pulp and Paperboard segment reported operating income of $2.9 million, versus an operating loss of $7.8 million for 2004's first quarter. "Higher paperboard selling prices were the primary driver behind the positive results for the segment," Siegel said. "The continuing gradual trend in pricing improvements more than offset lower paperboard shipments, which were largely the result of a change in product mix at the Cypress Bend, Arkansas, facility," he added. Although pulp production increased at the Lewiston, Idaho, facility compared to the first quarter of 2004, more of the pulp was used internally and shipments to third parties were lower.
     The Consumer Products segment incurred an operating loss of $0.6 million for the first quarter of 2005, compared to an operating loss of $3.8 million for 2004's first quarter. "It is very encouraging that in such a competitive marketplace the segment was able to significantly increase product shipments, as well as realize higher selling prices," Siegel noted. "Higher packaging, transportation and employee training costs in the first quarter of 2005 partially offset the positive sales results." The operating loss incurred in the first quarter of 2004 included a pre-tax charge of approximately $1.3 million for a reduction in force.
     Interest expense for the first quarter of 2005 totaled $7.3 million, a substantial decline compared to the $11.9 million charged against results for the first quarter of 2004. The reduction in interest expense was the result of the repayment of approximately $282 million in debt during the fourth quarter of 2004, using a portion of the proceeds from the sale of our oriented strand board mills.
     Potlatch is a diversified forest products company with timberlands in Arkansas, Idaho and Minnesota.
     This news release contains, in addition to historical information, certain forward-looking statements. These forward-looking statements are based on management's best estimates and assumptions regarding future events, and are therefore subject to known and unknown risks and uncertainties and are not guarantees of future performance. The company's actual results could differ materially from those expressed or implied by forward-looking statements. The company disclaims any intent or obligation to update these forward-looking statements.


Potlatch Corporation and Consolidated Subsidiaries
Statements of Operations and Comprehensive Income
Unaudited (Dollars in thousands -- except per-share amounts)

                                          Three Months Ended
                                               March 31
                                          2005          2004
---------------------------------------------------------------------
Net sales                               $336,194      $316,529
---------------------------------------------------------------------
Costs and expenses:
  Depreciation, amortization and
   cost of fee timber harvested           20,013        23,173
  Materials, labor and other
   operating expenses                    282,043       269,456
  Selling, general and
   administrative expenses                21,453        21,211
  Restructuring charges                        -         1,280
---------------------------------------------------------------------
                                         323,509       315,120
---------------------------------------------------------------------
Earnings from operations                  12,685         1,409

Interest expense                          (7,251)      (11,860)
Interest income                              715           128
---------------------------------------------------------------------
Earnings (loss) before taxes               6,149       (10,323)
Provision (benefit) for taxes              2,367        (4,026)
---------------------------------------------------------------------
Earnings (loss) from continuing
 operations                                3,782        (6,297)

Discontinued operations:
  Earnings from discontinued
   operations                                  -        46,090
  Income tax provision                         -        17,975
---------------------------------------------------------------------
                                               -        28,115
---------------------------------------------------------------------
Net earnings                               3,782        21,818
---------------------------------------------------------------------
Other comprehensive loss, net of tax:
  Cash flow hedges:
    Net derivative losses, net of
      income tax benefit of $- and $44         -           (68)
---------------------------------------------------------------------
Comprehensive income                    $  3,782      $ 21,750
=====================================================================
Earnings (loss) per common
  share from continuing operations:
    Basic                               $    .13      $   (.22)
    Diluted                                  .13          (.22)
Earnings per common share
  from discontinued operations:
    Basic                                      -           .97
    Diluted                                    -           .96
Net earnings per common share:
    Basic                                    .13           .75
    Diluted                                  .13           .74
Average shares outstanding (in thousands):
    Basic                                 28,966        29,245
    Diluted                               29,134        29,365
---------------------------------------------------------------------


Potlatch Corporation and Consolidated Subsidiaries
Condensed Balance Sheets
2005 amounts unaudited (Dollars in thousands -- except per-share amounts)

                                        March 31,   December 31,
                                          2005          2004
---------------------------------------------------------------------
Assets
Current assets:
  Cash and short-term investments     $  109,922    $  120,621
  Receivables, net                       106,296       103,474
  Inventories                            177,360       167,015
  Prepaid expenses                        15,507        16,260
---------------------------------------------------------------------
     Total current assets                409,085       407,370
Land other than timberlands                8,351         8,351
Plant and equipment, at cost less
  accumulated depreciation               574,715       567,471
Timber, timberlands and related
  logging facilities                     402,366       401,078
Other assets                             214,607       210,402
---------------------------------------------------------------------

                                      $1,609,124    $1,594,672
=====================================================================
Liabilities and Stockholders' Equity
Current liabilities:
  Current installments on long-term
    debt                              $    1,157    $    1,107
  Accounts payable and accrued
    liabilities                          161,234       151,198
---------------------------------------------------------------------
     Total current liabilities           162,391       152,305
Long-term debt                           335,275       335,415
Other long-term obligations              238,626       234,311
Deferred taxes                           199,752       201,252
Stockholders' equity                     673,080       671,389
---------------------------------------------------------------------

                                      $1,609,124    $1,594,672
=====================================================================

Stockholders' equity per common share $    23.23    $    23.22
Working capital                       $  246,694    $  255,065
Current ratio                              2.5:1         2.7:1
---------------------------------------------------------------------


Highlights
Unaudited (Dollars in thousands -- except per-share amounts)

                                          Three Months Ended
                                               March 31
                                          2005          2004
---------------------------------------------------------------------
Net sales                               $336,194      $316,529
Earnings (loss) from continuing
  operations                               3,782        (6,297)
Net earnings                               3,782        21,818
Earnings (loss) per common
  share from continuing operations:
    Basic                                   $.13         $(.22)
    Diluted                                  .13          (.22)
Earnings per common share
  from discontinued operations:
    Basic                                      -           .97
    Diluted                                    -           .96
Net earnings per common share:
    Basic                                    .13           .75
    Diluted                                  .13           .74
Dividends per common share (1)
  (annual rate)                              .60          3.10
=====================================================================
(1) Cash dividends for 2004 included a special dividend of $2.50 per common share.


Segment Information
(Dollars in thousands)

                                          Three Months Ended
                                               March 31
                                          2005          2004
---------------------------------------------------------------------
Net sales
  Resource                              $ 58,881      $ 61,790
  Wood products                          106,852       105,161
  Pulp and paperboard                    126,797       120,910
  Consumer products                       94,136        73,968
---------------------------------------------------------------------
                                         386,666       361,829
Intersegment sales                       (50,472)      (45,300)
---------------------------------------------------------------------

Total net sales                         $336,194      $316,529
=====================================================================

Operating income (loss)
  Resource                              $ 10,690      $ 12,053
  Wood products                            8,849        11,709
  Pulp and paperboard                      2,858        (7,761)
  Consumer products                         (597)       (3,817)
  Eliminations                             1,651           435
---------------------------------------------------------------------
                                          23,451        12,619
Corporate                                (17,302)      (22,942)
---------------------------------------------------------------------
Earnings (loss) from continuing
  operations before taxes               $  6,149      $(10,323)
=====================================================================


     CONTACT: Potlatch Corporation, Spokane
              Media:
              Michael D. Sullivan, 509-835-1516 (work)
              509-951-3405 (cell)
              or
              Investors:
              Douglas D. Spedden, 509-835-1549
              or
              www.potlatchcorp.com